SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 18, 2006, the Registrant entered into an Accord and Satisfaction Agreement (“Agreement”) with several related party creditors, arranging to settle debt of $5,194,553 including interest accrued through June 30, 2006, in exchange for the issuance of 3,995,809 shares of the Registrant’s $.001 par value common stock. This debt was incurred in the form of related party advances and services rendered to the Registrant over recent months. The conversion rate is $1.30 per share, representing a premium on the market price of the Registrant’s closing share price on Monday, July 17, 2006 of $1.00 per share.

The related parties that are owed funds include Radul Radovich, the Registrant’s Chairman of the Board of Directors, and several entities owned and controlled by Mr. Radovich. The amounts owed were as follows: Mr. Radovich was owed $952,611 principal along with interest of $127,509, for a total of $1,084,120, which is to be converted to 833,938 restricted shares of the Registrant’s common stock; St. Petka Trust, a majority shareholder of the Registrant, and of which Mr. Radovich is the beneficiary and trustor, was owed $1,585,500 principal, along with interest of $211,335, for a total of $1,796,835, which is to be converted to 1,382,180 restricted shares of the Registrant’s common stock; R and R Holdings, Inc. a Nevada corporation owned by Mr. Radovich, was owed $471,507 principal, along with interest of $62,848, for a total of $534,355, which is to be converted to 411,042 restricted shares of the Registrant’s common stock; Silver Mountain Promotions, Inc., a Nevada corporation, owned by Mr. Radovich, was owed $922,103 principal, along with interest of $122,909, for a total of $1,045,012, which is to be converted to 803,855 restricted shares of the Registrant’s common stock; R R Development, Inc., a California corporation, owned by Mr. Radovich, was owed $170,000 principal, along with interest of $51,838, for a total of $221,838, which is to be converted to restricted 170,644 shares of the Registrant’s common stock. In addition, Mr. Radovich was owed $512,392 for consulting fees, pursuant to a consulting contract with the Registrant. This amount is to be converted to 394,147 restricted shares of the Registrant’s common stock.

The shares will not be issued until and unless the Registrant is able to increase its authorized common stock, which must be approved by shareholder vote at the Registrant’s next shareholder meeting. The 3,995,809 shares would represent approximately 12.4% of the Registrant’s currently issued and outstanding common stock, though the shares will not be issued until after a future shareholder vote. The issuance would also increase Mr. Radovich’s aggregate beneficial ownership to approximately 36.2%, assuming current outstanding common stock levels. The agreement was approved by a majority of the Registrant’s disinterested board members.

Item 8.01 Other Events.

On July 18, 2006, the Registrant made the announcement contained in the attached press release.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Except for historical information contained herein, the matters set forth in this report are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Registrant's Safe Harbor Compliance Statement for Forward-looking Statements included in the Registrant's recent filings, including Forms 8-K, 10-KSB and 10-QSB, with the Securities and Exchange Commission.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.5	Accord and Satisfaction Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COBALIS CORP.

Date: July 18, 2006	By:	/s/ Chaslav Radovich
Chaslav Radovich, President